                                                                 EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CoCensys, Inc. for the registration of 25,100,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999 (except for the second paragraph of Note 2 as to which the date is March 24, 1999), with respect to the financial statements of CoCensys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                             /s/Ernst & Young LLP

Orange County, California
March 31, 1999